UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2013 (December 6, 2013)

JGWPT HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania	19087-5148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2013, Orchard Acquisition Company, LLC, an indirect subsidiary of JGWPT Holdings Inc. (the “Company”), and Jefferies Finance LLC entered into a second amendment (the “Amendment”) to the Credit Agreement, dated as of February 8, 2013 (as amended, the “Credit Agreement”), by and among (i) Orchard Acquisition Company, LLC, as the Parent Borrower, (ii) J.G. Wentworth, LLC, an indirect subsidiary of the Company and the holding company of Orchard Acquisition Company, LLC, (iii) Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Lead Arranger and Bookrunner, (iv) Jefferies Group, Inc., as the Swing Line Lender, and (v) the other Lenders from time to time party thereto. The Lenders under the Credit Agreement also consented to the Amendment as of December 6, 2013.

The Amendment provided for (i) the repayment by the Parent Borrower of $123 million of the principal amount of the initial terms loans outstanding under the Credit Agreement without the payment of any prepayment premium, (ii) the reduction of the applicable margin on the initial term loans from 6.50% to 5.00% for Base Rate Loans and from 7.50% to 6.00% for Eurodollar Loans, (iii) the reduction of the interest rate floor on the initial term loans from 2.50% to 2.00% for Base Rate Loans and from 1.50% to 1.00% for Eurodollars Loans, and (iv) a one-year extension of each of the dates with respect to which a premium is payable for the prepayment of the initial term loans.

In connection with the Amendment, $123 million of the principal amount outstanding under the initial term loans was repaid with the net proceeds of the Company’s initial public offering of Class A common stock (the “IPO”), which priced on November 8, 2013.

Pursuant to the Amendment, each of Credit Suisse Securities (USA) LLC and Jefferies LLC were named joint lead arrangers and joint lead bookrunners under the Credit Agreement. Jefferies Finance LLC, an affiliate of Jefferies LLC is the Administrative Agent. Each of Credit Suisse Securities (USA) LLC and Jefferies LLC acted as an underwriter of the Company’s IPO.

The description of the Amendment set forth above is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.8 hereto, which is incorporated herein by reference.

Item 8.01.	Other Events.

On December 9, 2013, the Company issued a press release announcing the Amendment and the repayment of $123 million under the term loan described under Item 1.01 herein. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

 (d)     Exhibits

Exhibit No.	Description
4.8

Second Amendment to Credit Agreement, dated December 6, 2013, by and among Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”) and Jefferies Finance LLC, as Administrative Agent for, and on behalf of, the Lenders (as defined below therein) (in such capacity, the “Administrative Agent”).

99.1	Press Release, dated December 9, 2013, issued by JGWPT Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JGWPT HOLDINGS INC.

	By:	/s/ Stephen A. Kirkwood
		Name:	Stephen A. Kirkwood
		Title:	Executive Vice President & General Counsel

Dated: December 9, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.8

Second Amendment to Credit Agreement, dated December 6, 2013, by and among Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”) and Jefferies Finance LLC, as Administrative Agent for, and on behalf of, the Lenders (as defined below therein) (in such capacity, the “Administrative Agent”).

99.1	Press Release, dated December 9, 2013, issued by JGWPT Holdings Inc.